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                              EMPLOYMENT AGREEMENT
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     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 30th day of September, 1998, by and between Jesse A. Pittore, ("Employee"), and AGEMARK CORPORATION, a Nevada Corporation ("Agemark or "Company").

                              W I T N E S S E T H:

     WHEREAS, Employee has been the founder, an officer, director and shareholder of the Company;

     WHEREAS, the Company and Employee each desire to enter into this Agreement pursuant to which Employee will be employed by the Company; and

     NOW THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

     SECTION 1. Employment; Effective Date.
                --------------------------

     Subject to the terms and conditions hereof, the Company hereby agrees to employ Employee, and Employee hereby accepts such employments, commencing immediately following its execution ("Effective Date").

     SECTION 2. Position.
                --------

     2.1 Title. Employee shall serve as the President of the Company, as well as
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Co-Chairman of the Board of Directors. Employee also consents to serve as a director and officer of directly and indirectly owned subsidiaries (wholly-owned and partially owned) of the Company.

     2.2 Location. Employee's location of employment shall be at the Company's
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principal executive offices in Berkeley, California. In the event of a relocation of Employee, the Company will pay Employee's reasonable and approved moving expenses.

     2.3 Responsibilities. Employee's responsibilities shall be as directed by
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the Board of Directors of the Company. Employee shall devote his best efforts to rendering services on behalf of the Company.

     SECTION 3. Term.
                ----

     3.1 Term. The employment of Employee hereunder shall commence on the
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Effective Date and shall continue until the earlier of (a) the fifth anniversary date of the Effective Date

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(the "Original Term"), or (b) the occurrence of any of the
following events:

     (i) the death or disability of Employee (disability meaning a physical illness or incapacity that prevents Employee totally and permanently from performing all of the substantial and material duties of his then current position of employment with the Company; provided, however, that a disability shall be considered to exist only if Employee is prevented for a period of three
(3) consecutive months following the date such condition commenced and at the end of such three (3) month period he remained so prevent, or if, prior to the expiration of such three (3) month period, Employee's attending physician provides the Company with a written prognosis that the illness, injury or other incapacity that results in Employee's current disabled condition may be reasonably expected to prevent Employee from performing all of the substantial and material duties of his then current position of employment with the Company for a period of at least six (6) consecutive months);

     (ii) the mutual written agreement of the parties hereto to terminate Employee's employment hereunder;

     (iii) the Company's termination of Employee's employment hereunder for "cause." For the purposes of this Agreement, "cause" for termination of Employee's employment shall exist (x) if Employee is convicted of, or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony,
(y) if Employee has engaged in conduct or activities materially damaging to the Company, monetarily or otherwise (it being understood, however, that neither conduct nor activities pursuant to Employee's exercise of his good faith business judgment nor unintentional physical damage to any property of the Company by Employee shall be a ground for such a determination by the Company), or (z) if Employee has willfully and continuously failed to substantially perform his duties hereunder (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Employ that specifically identifies the manner in which the Company believes that Employee has not substantially performed those duties, and Employee has failed to resume substantial performance of such duties on a continuous basis within fourteen (14) days after receiving such demand. Termination for cause shall be made only upon vote of not less than the majority vote of the directors of the Company then in office, after reasonable notice to Employee and an opportunity for Employee to be heard before a meeting of the Board held upon reasonable notice to all directors; or

     (iv) the Employee's termination of his employment with the Company for "good reason" upon reasonable notice to the Company. For purposes of this Agreement, "good reason" shall exist if the Company materially fails to comply with any of the provisions of this Agreement, other than isolated, insubstantial or inadvertent

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failures not occurring in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by the Employee.

The failure to set forth any fact or circumstance in a notice of termination hereunder shall not constitute a waiver of the right to assert such fact or circumstance by the party giving notice. The Original Term hereof, and any renewal terms, shall be automatically renewed for an additional one (1) year period unless either Employee or the Company gives notice to the other party that it does not wish to renew this Agreement at least thirty (30) days prior to the expiration of such Original Term or renewal term, as the case may be.

     3.2 Payments Upon Termination. If Employee's employment is terminated by
         -------------------------
the Company for cause or by Employee for any reason other than "good reason", the Company shall pay Employee the Base Salary (as hereinafter defined) through the effective date of termination at the rate in effect at the time notice of termination is given, and the Company shall have no further obligations to Employee under this Agreement subject to the rights and benefits the Employee may have under employee benefits plans and programs of the Company in existence as of the effective date of such termination, if any, which shall be determined in accordance therewith. If Employee's employment is terminated by the Company for any reason other than for cause or by Employee for "good reason", the Company shall continue to pay employee the Base Salary at the rate in effect at the time notice of termination is given, together with any applicable bonuses and rights and benefits the Employee may have under employee benefits plans and programs of the Company in existence as of the date of such termination, all for a 36 month period (at the rate of $20,000.00 per month) following such termination (the "Extended Period").

     SECTION 4. Compensation.
                ------------

     4.1 Base Salary. For the Initial Term of his employment hereunder (the
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"Initial Term" shall be from October 1, 1998 until September 30, 2000), Employee shall be paid a salary at the annual rate of twelve thousand dollars ($12,000.00), payable in installments of one thousand dollars ($1,000.00) per month. Thereafter, the salary to be paid to the Employee shall be determined in accordance with the discretion of the Board of Directors, but shall be no less than $240,000.00 per year, with $20,000.00 being paid per month. The annual salary to be paid to Employee under this Agreement is hereinafter referred to as the "Base Salary".

     4.2 Incentive Bonus. As additional compensation hereunder, the Company may,
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in the discretion of the Board of Directors, pay Employee an annual bonus (the
"Annual Bonus") for each fiscal year during the term of Employee's employment hereunder. If Employee's employment hereunder is terminated pursuant to the terms of this Agreement prior to the end of a calendar year, his

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Annual Bonus with respect to that year shall be prorated for such portion of that year as he was employed by the Company. The Employee shall be eligible to receive an Annual Bonus of up to one hundred percent (100%) of the Base Salary, as determined by the Board of Directors.

     4.3 Stock Options. The Board of Directors of the Company shall grant to
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Employee, effective as of the Effective Date, options to purchase 83,333 shares of common stock, par value $0.001, of the Company (the "Common Stock") pursuant to the terms of the 1997 Employee Stock Incentive Plan of the Company ("Plan"), which options shall vest six (6) months after the Effective Date, and shall become exercisable immediately as of the vesting date, subject to adoption and approval of the Plan by the Board of Directors and holders of the majority of the securities of the Company, if such adoption as not already taken place before the execution of this Agreement. The exercise price for the options shall be $1.00 per share. Such options that have not previously been exercised shall no longer be exercisable as of and following the tenth (10th) anniversary of the date of grant of such options. All other terms and conditions of the grant hereof to Employee shall be consistent with those set forth in the 1997 Employee Stock Incentive Plan Stock Option Agreement ("Option Agreement") of even date herewith, a copy of which is attached hereto.

     4.4 Insurance.
         ---------

     (a) Life and Other Insurance. The Company shall provide to Employee such
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term life and group travel, accident, accidental death and dismemberment insurance and long and short term disability insurance, or their equivalents, as is provided from time to time for senior executives of the Company. The Company shall be entitled, at its sole options and expense, to arrange for and keep in effect, during the term of Employee's employment hereunder, so long as he is insurable, key man insurance on Employee in an amount determined by the Board of Directors, such policy or policies to name the Company or its designee as the beneficiary. Employee shall reasonably cooperate with the Company in procuring such key man insurance as the Company shall elect to purchase.

     (b) Medical Insurance. During the term of Employee's employment hereunder,
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the Company shall, at its expense, provide or arrange for and keep in effect, hospitalization, major medical and similar medical and health insurance for Employee and his family, to the same extent as is provided from time to time for senior executives of the Company.

     4.5 Retirement Benefits. During the term of his employment hereunder,
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Employee shall have the same rights as senior executive officers of the Company to participate in all profit-sharing, pension and other retirement plans as are now, or as may hereafter be, established by the Company.

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     4.6 Out-of-Pocket Expenses. The Company shall reimburse for all reasonable
         ----------------------
out-of-pocket expenses incurred by Employee in connection with the performance of his duties hereunder upon presentation of appropriate vouchers therefor.

     4.7 Automobile Expense Allowance. During the term of Employee's employment
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hereunder, the Company shall pay to Employee an automobile allowance of
$1,000.00 per month.

     4.8 Loan to Employee. Upon request by the Employee at any time or times
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during the Original Term, the Company shall loan to Employee up to $720,000.00, three (3) times Employee's annual salary, such loan to be repayable, in full, on the third anniversary of the date of the loan ("Repayment Date"), with interest accruing on such loan at the rate of 6.0% per annum, with accrued and unpaid interest due and payable on each anniversary of the date of the loan and all then accrued and unpaid interest due and payable on the Repayment Date. Employee may repay the loan in whole or in part prior to the Repayment Date without penalty. Employee may tender shares of the common stock of the Company in payment of any outstanding principal or accrued interest. In the event the Employee's employment is terminated by the Company for "cause" (as defined in Section 3.1 hereof) or by the Employee otherwise than for "good reason" (as defined in Section 3.1 hereof), all amounts remaining outstanding on such loan shall be due and payable on the effective date of such termination. The Company shall be entitled to set-off any amounts due the Employee (including, without limitation, any amounts due pursuant to Section 3.2 hereof) against any remaining amounts due to the Company under such loan. The repayment of such loan shall be secured by a pledge by Employee of all Common Stock held by Employee as of the date of such loan (excluding the Option Shares as hereinafter defined). The Employee agrees to execute a promissory note and stock pledge agreement in such form as the Company may reasonably request to evidence such loan and pledge contemplated hereby. If this Agreement is extended beyond the Original Term, the Company shall allow Employee to continue to borrow upon the same terms as are set forth in this Section 4.8 upon request of Employee during the twelve months following the end of the Original Term provided that Employee is an employee of the Company at the time of such request; provided, however, that such loan (and its terms) is subject to the approval by such loan (and its terms) by the Company's Board of Directors.

     SECTION 5. Miscellaneous.
                -------------

     5.1 Binding Effect. This Agreement shall inure to the benefit of and shall
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be binding upon Employee, his executor, administrator, heirs, personal representatives and assigns, and upon the Company and its successors and assigns; provided, however, that the obligations and duties of Employee may not be assigned or delegated.


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     5.2 Governing Law. This Agreement shall be deemed to be made in, and in all
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respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of California, without giving effect to principles of conflicts of laws.

     5.3 Invalid Provisions. The parties herein hereby agree that the
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agreements, provisions and covenants contained in this Agreement are severable and divisible, that none of such agreements, provisions or covenants depends upon any other provision, agreement or covenant for its enforceability, and that each such agreement, provision and covenant constitutes an enforceable obligation between the Company and Employee. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any agreement, provision or covenant of this Agreement shall affect the other agreements, provisions or covenants hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable agreement, provision or covenant were omitted.

     5.4 Headings. The section and paragraph heading contained in this Agreement
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are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     5.5 Notices. All communications provided for hereunder shall be in writing
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and shall be deemed to be given when delivered in person or deposited in the
United States mail, first class, registered mail, return receipt requested, with proper postage prepaid, and

         (a)      If to Employee, addressed to:

                  Mr. Richard J. Westin
                  Chief Executive Officer and Secretary
                  Agemark Corporation
                  2614 Telegraph Avenue
                  Berkeley, California 94704

         (b)      If to the Company, addressed to:

                  Mr. Jesse A. Pittore
                  President and Chief Operating Officer
                  Agemark Corporation
                  2614 Telegraph Avenue
                  Berkeley, CA 94704

or at such other place or places or to such other person or persons as shall be designated in writing by the parties hereto in the manner provided above for notices.

         5.6  Counterparts.  This Agreement may be executed in one or
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more counterparts, each of which shall be deemed to be an

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original but all of which together shall constitute one and the same instrument.

     5.7 Waiver of Breach. The waiver by the Company or by the Employee of a
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breach of any provision, agreement or covenant of this Agreement by Employee or by the Company, respectively, shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision agreement or covenant.

     5.8 Entire Agreement. This Agreement is intended by the parties hereto to
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be the final expression of their agreement and is the complete and exclusive statement thereof notwithstanding any representation or statements to the contrary heretofore made. This Agreement may be modified only by written instrument signed by each of the parties hereto.

     5.9 Arbitration. In the event of a dispute regarding this Agreement,
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including its interpretation, the parties agree to submit such dispute to a binding arbitration before the American Arbitration Association ("AAA"), and pursuant to its rules, as the exclusive means of resolution of such dispute. Notwithstanding any rules of the AAA, the parties shall be permitted to engage in discovery to the same extent as may be permitted under California law, had the matter been submitted to the jurisdiction of the California Superior Court. Judgment may be entered in any court of competent jurisdiction. The prevailing party in any such action shall be entitled to the recovery of attorneys' fees and costs reasonably incurred in such enforcement action.

     5.10 Severability. Should any provision of this Agreement be declared or be
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determined by any court of competent jurisdiction to be wholly or partially illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions shall not be affected thereby, and such illegal, unenforceable or invalid part, term, or provision shall be deemed not be a part of this Agreement.


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     5.11 Facsimile signatures. The parties' signatures to this Agreement may be
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transmitted and received via facsimile, and will be equally binding and effective as original signatures.

     IN WITNESS WHEREOF, Employee has duly executed, and the Company has caused this Agreement to be duly executed by its duly authorized officers, and the parties have caused this Agreement to be delivered, all on the day and year first written above.



         /s/ Jesse A. Pittore
         ----------------------------
         Jesse A. Pittore


                                        AGEMARK CORPORATION



                                        By:   /s/ Richard J. Westin
                                            ------------------------------------
                                              Richard J. Westin
                                        Its:  Chief Executive Officer &
                                              Secretary


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